EXHIBIT 10.1

Compensation Terms Randall S. Dearth
Appointment as Chief Executive Officer and member of the Board of Directors

Effective as of August 1, 2019 your role and compensation will change.

Element	Current	Effective August 1st
Role	President and Chief Operating Officer	Chief Executive Officer
Base Salary	$690,000	$775,000
Target Bonus*	85%	100%
Long Term Incentive Award **	$1,300,000	$2,000,000
Pro-Rata Promotion Award ***	N/A	$300,000

*Bonus at end of year would be prorated for time at new target bonus level (58.33% at 85% to August 1 then 41.66% at 100%) based on the same pro-ration of salary
**Long-term incentive award shown to be granted during normal annual grant in February 2020 under the award mix and terms and conditions set forth by the Compensation Committee for those awards
***Pro-rata Promotion Award will be granted effective August 1 in the same mix (50% PBU, 25% RSU and 25% SO by fair market value of awards) and terms and conditions as the February 2019 awards as set forth by the Compensation Committee

I understand and agree the changes as described above.
Signed

/s/ RANDALL S. DEARTH	/s/ GERALD G. COLLELA

President and Chief Executive Officer	Chairman of the Compensation Committee

Date: June 27, 2019	Date: June 27, 2019